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                                                                  EXHIBIT 99.1


                          NORTHGATE PARK

                          Historical Summary of Gross Income
                          and Direct Operating Expenses

                          December 31, 1995

                          (With Independent Auditors' Report Thereon)

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                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
ARV Assisted Living, Inc.

We have audited the accompanying historical summary of gross income and direct operating expenses of Northgate Park (Northgate), for the year ended December 31, 1995. This financial statement is the responsibility of Northgate's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free of material misstatement. An audit includes examining, on a test basis, evidence
supporting the amounts and disclosures in that financial statement.   An audit
also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical summary of gross income and direct operating expenses was prepared for inclusion in the Form 8-K/A of ARV Assisted Living, Inc. and excludes certain revenue and expenses, described in note 2, that would not be comparable to those resulting from the proposed future operations of the property.

In our opinion, the historical summary of gross income and direct operating expenses referred to above presents fairly, in all material respects, the income and expenses, as described in note 2, of Northgate for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


Cincinnati, Ohio
September 9, 1996
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                                  NORTHGATE PARK

                       Historical Summary of Gross Income
                         and Direct Operating Expenses

                          Year ended December 31, 1995





                 Gross income:
                   Apartment income                                                                        $1,726,027
                   Elderly and congregate services income                                                      55,846
                   Other resident services                                                                     10,326
                                                                                                           ----------
                      Total income                                                                          1,792,199
                                                                                                           ----------
                 Direct operating expenses:
                   Service expenses                                                                           597,109
                   Administrative expenses                                                                    224,742
                   Taxes and insurance                                                                        151,764
                   Operating and maintenance expenses                                                         141,803
                   Utilities expenses                                                                         141,166
                   Other financial expenses                                                                    11,543
                                                                                                           ----------
                      Total direct operating expenses                                                       1,268,127
                                                                                                           ----------
                      Excess of gross income over direct operating expenses                                $  524,072
                                                                                                           ==========

                 See accompanying notes to historical summary of gross income and direct operating expenses.

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(1)      ORGANIZATION

         Northgate Park is a 126 unit independent living facility for elderly residents. The project is located in Northgate, Hamilton County, Ohio.

(2)      BASIS OF PRESENTATION

         The Historical Summary presents only specified gross income and direct operating expenses of Northgate Park for the year ended December 31, 1995. The Historical Summary has been prepared on the accrual basis of accounting.

         GROSS INCOME

         Northgate Park's revenues are generated from rental agreements with tenants on a month-to-month basis. Only revenue from the rental agreements and other resident services are included in total revenue. All other revenue has been excluded from the Historical Summary, as they are not comparable to the proposed operations of Northgate Park

         DIRECT OPERATING EXPENSES

         Expenses include costs associated with the rental operations and the general administration of the facility, which are comparable to the proposed future operations of Northgate Park. Certain expenses, including interest, management fees, accounting, depreciation, and amortization, have been excluded from the Historical Summary.